                                                                Exhibit 16
Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

April 10, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated April 9, 2002, of National Consumer Cooperative Bank to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN, LLP



By
Randall B. Johnston


copy to:
Mr. Richard L. Reed
Chief Financial Officer
National Consumer
Cooperative Bank